UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2013 (May 29, 2013)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.
On May 29, 2013, the Company issued a press release highlighting its consolidated financial results for the first quarter of fiscal 2013. A copy of the press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.
Item 7.01     Regulation FD Disclosure
The Company's May 29, 2013 press release also announced the extension of its $100 million share repurchase program by the Company's Board of Directors. Subject to the note relating to the press release contained in Item 2.02 of this Current Report on Form 8-K, the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 8.01     Other Events.
The Company's May 29, 2013 press release further announced that on May 20, 2013, the Company's Board of Directors declared a dividend of $0.25 per share, to be paid on June 28, 2013, to shareholders of record at the close of business on June 18, 2013. Subject to the note relating to the press release contained in Item 2.02 of this Current Report on Form 8-K, the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.                    Description

99.1	Press Release, dated May 29, 2013.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DSW Inc.
By: /s/ Bill Jordan
Bill Jordan
Executive Vice President and General Counsel

Date: May 29, 2013